UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2004

Merck & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3305	22-1109110
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Merck Drive, P.O. Box 100, Whitehouse Station, New Jersey		08889
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	908-423-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

1. Amendment to the Merck & Co., Inc. Deferral Program (the "Executive Deferral Program").

On December 20, 2004, the Compensation and Benefits Committee (the "C&B Committee") of the Board of Directors (the "Board") of Merck & Co., Inc. (the "Company") amended the Executive Deferral Program as described below. The Executive Deferral Program is an unfunded plan intended to permit certain Company employees to defer income that otherwise would be immediately payable to them as annual base salary or under various incentive plans of the Company.

(a) Effective February 1, 2005 (or as near thereto as administratively feasible), in addition to Merck common stock, the following will be available as investment options for the participants' hypothetical account balances. Following the changes, investment options available under the Executive Deferral Program generally will mirror investment options in the Company's qualified savings plan for its non-unionized U.S. employees, except that an investment received as a result of the spin-off of Medco Health Solutions, Inc. is not available under the Executive Deferral Program.

- AXA Rosenberg U.S. Small Capitalization Account
- American Funds EuroPacific Growth Fund - Class A
- Columbia Acorn Fund - Class Z
- Fidelity Diversified International Fund
- Fidelity Freedom 2005 Fund
- Fidelity Freedom 2010 Fund
- Fidelity Freedom 2015 Fund
- Fidelity Freedom 2020 Fund
- Fidelity Freedom 2025 Fund
- Fidelity Freedom 2030 Fund
- Fidelity Freedom 2035 Fund
- Fidelity Freedom 2040 Fund
- Fidelity Low-Priced Stock Fund
- Fidelity Retirement Money Market Portfolio
- GMO U.S. Core Fund - M
- PIMCO Total Return Fund - Institutional Class
- SSgA S&P 500 Index Fund
- T. Rowe Price Blue Chip Growth Fund

(b) The C&B Committee also approved lifting all restrictions on Merck Common Stock holdings in the Executive Deferral Program, effective January 1, 2005 or as soon thereafter as administratively feasible. For insiders of the Company subject to the short-swing profit rules of the Securities Exchange Act of 1934, redesignations in or out of the Merck Common Stock may only be made during predetermined window periods established by the Company. Moreover, because (a) the American Jobs Creation Act may have adverse effects on participants if the proposed amendment to the Executive Deferral Program is adopted and (b) preliminary guidance on that Act was released December 20, 2004, the proposal to lift all restrictions on Merck Common Stock in the Executive Deferral program is contingent upon, and will not take effect until, a determination is made by the Company's Treasury Department that, taking into account available guidance, the proposed amendment would not adversely affect grandfather provisions under that Act.

2. Amendment to the Merck & Co., Inc. Plan for Deferred Compensation of Directors' Compensation (the "Directors' Deferred Compensation Plan").

On December 20, 2004, the Committee on Corporate Governance (the "COCG") amended the Directors' Deferred Compensation Plan, an unfunded plan in which former and current non-employee Directors of the Company defer all or a portion of certain fees received from the Company in connection with service as Directors. The amendment provides that effective February 1, 2005 (or as near thereto as administratively feasible) investment options for investments of participants' hypothetical account balances will be the same as those offered under the Executive Deferral Program as in effect from time to time.

Other than as set forth above, the descriptions of the Executive Deferral Program and the Directors' Deferred Compensation Plan (collectively, the "Plans") are subject to the terms and conditions of the Plans which have been previously filed as exhibits to the Company's Annual Report on Form 10-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Merck & Co., Inc.

December 22, 2004	By:	/s/ Debra A. Bollwage

Name: Debra A. Bollwage
Title: Assistant Secretary